EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Office Depot, Inc. on Form S-8 of our report dated February 17, 1999 appearing in the Annual Report on Form 10-K of Office Depot, Inc. for the year ended December 26, 1998.










/s/DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida


June 3, 1999